Voting Rights Proxy Agreement

among

Beijing Xin Fu Industry Consulting Co., Ltd.
(北京信赋兴业咨询有限公司)
and

Li Anning, Liu Liguo, Liu Yabin, Liu Yasheng, Wang Pingyi, Zhang Fude,
Beijing Wan Qiao Mechanical and Electrical Equipment Co., (北京市万桥机电设备公司) and Ding Ting

This Voting Rights Proxy Agreement (this "Agreement") is entered into by and among the following parties on August 25, 2009 in Beijing, the People's Republic of China ("China"):

(1)
Beijing Xin Fu industry Consulting Co., Ltd. (北京信赋兴业咨询有限公司), a company established in China and having its registered address at B2-D2-301 A Block TIANCHENG MANSION, 2# XINFENG Road DESHENGMENWAI Street, XICHENG Dist. Beijing P.R.China, 100088,  ("Beijing Xin Fu");

(2)	Li Anning whose China's ID number is 110102580802234, with her principal domicile at 15 The 8TH Floor of #1 Building South Street, Fuxingmen Wai, Xicheng District, Beijing, China.

(3)	Liu Liguo, whose China's ID number is 130302197102082511, with his principal domicile at 72 Haiyang Road, Haigang District, Qinhuandao City, Hebei, China.

(4)	Liu Yabin, whose China's ID number is 110108580617601, with his principal domicile at 22 Daliushu Village, Haidian District, Beijing, China.

(5)	Liu Yasheng, whose China's ID number is 110108196106268910, with his principal domicile at 7 the 15th Floor West Gate of the No. 2 Building, the East of Jimenli Haidian District, Beijing, China.

(6)	Wang Pingyi, whose China's ID number is 110101540701404, with his principal domicile at 46 West Street of East 4, Dongcheng District, Beijing.

(7)	Zhang Fude, whose China's ID number is 110108560127601, with his principal domicile at 131 1 of the West Building, Beijing Jiaotong University, Shangyuan Village, Haidian District, Beijing.

(8)	Ding Ting, whose China's ID number is 110101197910034058, with his principal domicile at 301 The First Gate in the 76th of Dengshikou Street, Dongcheng District, Beijing.

(9)
Beijing Wan Qiao Mechanical and Electrical Equipment Co., (北京市万桥机电设备公司, herein referred to as “Wan Qiao”) a limited liability company incorporated and established in Beijing, China with its registered address at 2102 The Third Building of Lihengmingyuan, the No. 23 of Nanbinminghe Road, Xuan Wu District, Beijing.

 (hereinafter the parties referred to individually as a "Party" and collectively as the "Parties".)

WHEREAS,

(A)
Li Anning, Liu Liguo, Liu Yabin, Liu Yasheng, Wang Pingyi, Zhang Fude and Ding Ting, the citizens of the People's Republic of China ("PRC”) and Beijing Wan Qiao Mechanical and Electrical Equipment Co., a limited liability company in China, (collectively referred to as “Shareholders” and individually as a “Shareholder”), are the Shareholders of  Beijing Wowjoint Machinery Co., Ltd (“Beijing Wowjoint”), holding 0.7%, 4.09%, 37.78%, 8.18%, 0.7%, 33.55%, 9% and 6% of the equity interests of Beijing Wowjoint respectively (the “Equity Interest”);

(B)
Beijing Wowjoint is a company registered in Beijing carrying on the business of manufacturing and installation of specialist construction equipment and machinery, whose registered capital is RMB28,500,000; and

(C)
According to the terms of this Agreement, the Shareholders agree to unconditionally entrust the person designated by Beijing Xin Fu to exercise its voting rights and other rights as Shareholders of Beijing Wowjoint, Beijing Xin Fu agrees to accept such entrustment.

NOW THEREFORE, the parties through mutual negotiations agree as follows:

1.           Entrust of Shareholder’s Rights

1.1
Each of the Shareholders hereby irrevocably entrusts Beijing Xin Fu and any entities or individuals designated by Beijing Xin Fu (collectively “Designated Persons” and each a “Designated Person”) to exercise his voting rights and other rights as a shareholder of Beijing Wowjoint, including but not limited to:

1.1.1	Attending the shareholders’ meetings of Beijing Wowjoint as a representative of Shareholders;

1.1.2
Voting, as a representative of the Shareholders, on any matters to be discussed or decided by the shareholders’ meetings (including but not limited to election, appointment, removal or replacement of the directors, supervisors and senior management of Beijing Wowjoint);

1.1.3	Rights of deciding the transfer or otherwise disposal of the equity interests enjoyed by the Shareholders of Beijing Wowjoint;

1.1.4	Other voting rights as specified in the Articles of Association of Beijing Wowjoint or application laws.

1.2
Beijing Xin Fu and the Designated Persons shall comply with the Articles of Association of Beijing Wowjoint and the relevant laws while exercising the shareholder’s rights on behalf of the Shareholders.

1.3
Each of the Shareholders agrees that he will not interfere with the exercise of the rights as provided for the Article 1.1 by Beijing Xin Fu or any Designated Person, and shall make his best efforts to assist Beijing Xin Fu and the Designated Persons to exercise such rights.   The Shareholders further agree to execute timely all reasonable and necessary agreements, resolutions and other documents, and to take all necessary and appropriate actions so as to perform the requirements of this Agreement and to assist Beijing Xin Fu and the Designated Persons to exercise the shareholder’s rights.

1.4
Each of the Shareholders hereby acknowledges that Beijing Xin Fu and Designated Persons may exercise, at its own discretion, each right set forth under Article 1.1 and is not required to seek advice from him.

1.5
Each of the Shareholders shall separately execute a Power of Attorney substantially in the form attached hereto as Annex A to entrust the Designated Persons to exercise the rights set forth under Article 1.1.  At any time during the term of this Agreement, once Beijing Xin Fu informs in writing the Shareholders to terminate the authorization given to any specific Designated Person, the Shareholders shall immediately terminate the authorization to such Designated Person and authorize the person designated by Beijing Xin Fu to exercise the rights set forth under Article 1.1.

1.6
If at any time during the term of this Agreement, the entrustment or exercise of the rights under Article 1.1 becomes unenforceable for any reason other than the breach of the Shareholders or Beijing Xin Fu, the Parties shall immediately seek the most similar alternative to the provisions in issue of this Agreement and, if necessary, enter into a supplementary agreement to amend or adjust the provisions hereof, in order to ensure the achievement of the purpose of this Agreement.

2.	Term of Entrustment

2.1
This Agreement shall take effect as of the execution date hereof and will remain in force until terminated by the Parties in writing or, if earlier, until all of the equity interests held by the Shareholders in Beijing Wowjoint have been lawfully and effectively transferred to Beijing Xin Fu and/or its designated person(s).

2.2
If any Shareholder transfers all of his equity interests of Beijing Wowjoint after obtaining Beijign Xin Fu’s consent, then such Shareholder shall cease to be a party to this Agreement. If any Shareholder transfers his equity interests to any entity or individual other than Beijing Xin Fu or its designee, such Shareholder shall, at the time of such transfer, cause the transferee to execute an agreement substantially the same as this Agreement to ensure that the rights of Beijing Xin Fu and the Designated Persons under this Agreement.

3. Representations and Warranties

3.1 Each Party to this Agreement hereby represents and warrants to the other Parties that:

(1) It is a legal person with independent status, duly registered and legally existing, and with full formalities or an individual with full legal capacity, as applicable;

(2) He has the power and authority to execute this Agreement and to perform the obligations under this Agreement;

(3) In the event that such party is a legal person, it has duly authorized a representative to execute this Agreement, which, upon its effective date, shall be binding on it;

(4) The execution, delivery and performance of this Agreement by such party will not (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) the business license, articles of association, permits, government approval for its incorporation, agreements concerning its incorporation or any other charter documents of such party, or (B) any Chinese laws or other laws and regulations to or by which such party is subject or bound, or (C) any contracts or other documents to which such party is a party or to or by which it (or any of its properties or assets) is subject or bound; (ii) result in the creation of, or give any person the right to create, any lien or encumbrance upon the assets of such party; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contracts or other documents to which such party is a party or to or by which it (or any of its properties or assets) is subject or bound; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permits applicable to such party;

(5) There is no lawsuit, arbitration or other judicial or administrative proceedings that are pending and affect such Party’s ability to perform the obligations under this Agreement, and, to its knowledge, none of such proceedings is threatened; and

(6) Such Party has disclosed to the other Parties all documents issued by any governmental authority that may have a material adverse effect on its ability to fully perform the obligations under this Agreement, and the documents provided by such Party to the other Parties do not contain any inaccurate statement of a material fact or omit to state a material fact.

3.2 If the representation and warranty made by any Party is untrue or inaccurate, it shall constitute a fundamental breach of such Party.

4. Liabilities for Breach of Contract

4.1 Except as otherwise provided herein, if one Party (“Party in Breach”) fails to perform a certain obligation hereunder or otherwise breaches this Agreement, the other Parties (“Harmed Party”) may:

(1) Serve a written notice to the Party in Breach stating the nature and scope of the breach and demanding the Party in Breach to cure such breach at its own expense within a reasonable period of time as specified therein (“Cure Period”) (which shall not be available if any representation or warranty made by the Party in Breach under Article 7.1 is untrue or inaccurate at the time when it was made); and

(2) If the Party in Breach fails to cure the breach during the Cure Period (or if there is no Cure Period, then at any time after such breach), the Harmed Party is entitled to demand that the Party in Breach assume all liabilities resulting therefrom, and compensate the Harmed Party for all economic losses actually incurred by the Harmed Party in connection therewith, including, without limitation, all attorneys’ fees and litigation and arbitration expenses relating thereto. The Harmed Party shall also be entitled to request that the court or arbitration panel order specific performance and/or compulsory enforcement of this Agreement. The remedies provided hereunder to the Harmed Party shall not affect the right of the Harmed Party to seek any other remedy provided by law.

5. Exemption and Compensation

5.1 Each of the Shareholders acknowledges that Beijing Xin Fu shall not be required to assume any liabilities of any nature or make any economic or other compensation to the other Parties as a result of the exercise of each right under Article 1.1 by Beijing Xin Fu and the Designated Person.

5.2 The Shareholders and Beijing Wowjoint agree to compensate Beijing Xin Fu and the Designated Person for and hold it harmless against all losses incurred due to the exercise of the rights under Article 1.1 of this Agreement, including but not limited to any loss resulting from any litigation, charge, claim raised by any third party against it, or administrative investigation and sanction of any governmental authority, except for the losses incurred by Beijing Xin Fu or the Designated Person due to their willful misconduct or gross negligence.

6. Governing Law and Dispute Resolution

6.1 This Agreement shall be governed by the PRC laws.

6.2 All the disputes arising out of the execution and performance of this Agreement shall be resolved through friendly negotiations. In the event that any dispute is not resolved by friendly consultations within thirty (30) days after the date such dispute arises, such dispute may be submitted by any Party to the Hong Kong International Arbitration Centre for arbitration in accordance with its then effective arbitration rules. The arbitration shall be conducted in Hong Kong. The arbitration tribunal shall comprise of three (3) arbitrators.  The Shareholders collectively and Beijing Xin Fu shall each be entitled to appoint one (1) arbitrator and the arbitrators so appointed shall appoint a third (3rd) arbitrator who shall preside as Chairman.  The arbitration proceedings shall be conducted in Chinese.  The arbitration award shall be final and binding on all the Parties.

6.3  Except for the matters in dispute, the Parties shall continue to perform the provisions hereof pending the resolution of the dispute.

7. Miscellaneous

7.1 During the term of this Agreement, no Party shall transfer part or all of its rights or obligations hereunder to any third party without the prior written consent of the other Parties, provided that Beijing Xin Fu may transfer all or any of its rights and obligations hereunder.

7.2 In the event that any provision hereof becomes invalid, illegal or unenforceable in accordance with Chinese law, all there other provisions of this Agreement shall remain in full force and effect. In such event, the Parties shall negotiate in good faith to amend this Agreement and achieve, in a mutually acceptable method and to the extent possible, the original purpose of the Parties.

7.3 This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior consultations, negotiations and agreements among the Parties with respect to such subject matter.

7.4 A Party’s failure to exercise or delay in exercising a certain right hereunder shall not constitute a waiver thereof, and a Party’s exercise or partial exercise of a certain right shall not preclude such Party from exercising such right in the future.

7.5 This Agreement shall be binding on the Parties and their lawful successors and assignees.

7.6 Headings of all paragraphs are for convenience of reference only and shall not affect the meaning or interpretation of the contents of this Agreement.

7.7 Unless otherwise provided, references to “Articles”, “Paragraphs” and “Annexes” are references to “Articles”, “Paragraphs” and “Annexes” hereof.

7.8 The Parties may execute supplementary agreements in relation to this Agreement and relevant affairs.

7.9 This Agreement is executed in English.

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IN WITNESS WHEREOF, this Agreement is signed by the duly authorized representatives of the Parties as of the date first written above.

Beijing Xin Fu Industry Consulting Co., Ltd. (北京信赋兴业咨询有限公司)

Authorized representative: Yabin Liu

Name:	/s/ Yabin Liu

Title: Legal Representative

Company seal:

Li Anning,

Signature:	/s/ Li Anning

Liu Liguo,

Signature:	/s/ Liu Liguo

Liu Yabin,

Signature:	/s/ Liu Yabin

Liu Yasheng,

Signature:	/s/ Liu Yasheng

Wang Pingyi,

Signature:	/s/ Wang Pingyi

Zhang Fude,

Signature:	/s/ Zhang Fude

Beijing Wan Qiao Mechanical and Electrical Equipment Co. (北京市万桥机电设备公司)

Authorized representative: Yabin Liu

Name:	/s/ Yabin Liu

Title: Legal Representative

Company seal:

Ding Ting

Signature:	/s/ Ding Ting

Power of Attorney

The undersigned individual (the “Shareholder”) hereby issues this Power of Attorney in accordance with the Voting Rights Proxy Agreement entered into by and among Beijing Xin Fu Industry Consultancy Co., Ltd., [*], [*], and the Shareholder as of August 25, 2009 (the “Proxy Agreement”).

As a shareholder of 33.55% equity interests of Beijing Wowjoint Machinery Co., Ltd. (“Beijing Wowjoint”), the Shareholder hereby authorizes [*] (the “Representative”) to act as the representative of the Shareholder and exercise, according to the Articles of Associations of Beijing Wowjoint and the relevant laws, all voting rights and other rights as a shareholder of Beijing Wowjoint, including without limitation:

(1)	Attending the shareholders’ meetings of Beijing Wowjoint as a representative of the Shareholder;

(2)
Voting, as a representative of the Shareholder, on any matters to be discussed or decided by the shareholders’ meetings including but not limited to election, appointment, removal or replacement of the directors, supervisors and senior management of Beijing Wowjoint;

(3)	Deciding the transfer or otherwise disposal of the equity interests enjoyed by the Shareholder in Beijing Wowjoint;

(4)	Other voting rights as specified in the Articles of Association of Beijing Wowjoint or applicable laws.

The Shareholder hereby agrees and acknowledges that the Representative has full power and authority to exercise, at its own discretion, the rights entrusted under this Power of Attorney, and the Shareholder further undertakes to assume the obligations or liabilities arising from the exercise by the Representative of the rights entrusted under this Power of Attorney.

This Power of Attorney shall take effect as of the date of the execution and shall remain in effect during the term of the Proxy Agreement. This Power of Attorney is executed in English.

Name of Shareholder: Zhang Fude

Signature:	/s/ Zhang Fude

Date:

Power of Attorney

The undersigned individual (the “Shareholder”) hereby issues this Power of Attorney in accordance with the Voting Rights Proxy Agreement entered into by and among Beijing Xin Fu Industry Consultancy Co., Ltd., [*], [*], and the Shareholder as of August 25, 2009 (the “Proxy Agreement”).

As a shareholder of 0.7% equity interests of Beijing Wowjoint Machinery Co., Ltd. (“Beijing Wowjoint”), the Shareholder hereby authorizes [*] (the “Representative”) to act as the representative of the Shareholder and exercise, according to the Articles of Associations of Beijing Wowjoint and the relevant laws, all voting rights and other rights as a shareholder of Beijing Wowjoint, including without limitation:

(5)	Attending the shareholders’ meetings of Beijing Wowjoint as a representative of the Shareholder;

(6)
Voting, as a representative of the Shareholder, on any matters to be discussed or decided by the shareholders’ meetings including but not limited to election, appointment, removal or replacement of the directors, supervisors and senior management of Beijing Wowjoint;

(7)	Deciding the transfer or otherwise disposal of the equity interests enjoyed by the Shareholder in Beijing Wowjoint;

(8)	Other voting rights as specified in the Articles of Association of Beijing Wowjoint or applicable laws.

The Shareholder hereby agrees and acknowledges that the Representative has full power and authority to exercise, at its own discretion, the rights entrusted under this Power of Attorney, and the Shareholder further undertakes to assume the obligations or liabilities arising from the exercise by the Representative of the rights entrusted under this Power of Attorney.

This Power of Attorney shall take effect as of the date of the execution and shall remain in effect during the term of the Proxy Agreement. This Power of Attorney is executed in English.

Name of Shareholder: Wang Pingyi

Signature:	/s/ Wang Pingyi

Date:

Power of Attorney

The undersigned individual (the “Shareholder”) hereby issues this Power of Attorney in accordance with the Voting Rights Proxy Agreement entered into by and among Beijing Xin Fu Industry Consultancy Co., Ltd., [*], [*], and the Shareholder as of August 25, 2009 (the “Proxy Agreement”).

As a shareholder of 6% equity interests of Beijing Wowjoint Machinery Co., Ltd. (“Beijing Wowjoint”), the Shareholder hereby authorizes [*] (the “Representative”) to act as the representative of the Shareholder and exercise, according to the Articles of Associations of Beijing Wowjoint and the relevant laws, all voting rights and other rights as a shareholder of Beijing Wowjoint, including without limitation:

(9)	Attending the shareholders’ meetings of Beijing Wowjoint as a representative of the Shareholder;

(10)
Voting, as a representative of the Shareholder, on any matters to be discussed or decided by the shareholders’ meetings including but not limited to election, appointment, removal or replacement of the directors, supervisors and senior management of Beijing Wowjoint;

(11)	Deciding the transfer or otherwise disposal of the equity interests enjoyed by the Shareholder in Beijing Wowjoint;

(12)	Other voting rights as specified in the Articles of Association of Beijing Wowjoint or applicable laws.

The Shareholder hereby agrees and acknowledges that the Representative has full power and authority to exercise, at its own discretion, the rights entrusted under this Power of Attorney, and the Shareholder further undertakes to assume the obligations or liabilities arising from the exercise by the Representative of the rights entrusted under this Power of Attorney.

This Power of Attorney shall take effect as of the date of the execution and shall remain in effect during the term of the Proxy Agreement. This Power of Attorney is executed in English.

Name of Shareholder:  Beijing Wan Qiao Mechanical and Electrical Equipment Co.,

Signature:	/s/ Liu Yabin
Title: Legal Representative
Date:

Power of Attorney

The undersigned individual (the “Shareholder”) hereby issues this Power of Attorney in accordance with the Voting Rights Proxy Agreement entered into by and among Beijing Xin Fu Industry Consultancy Co., Ltd., [*], [*], and the Shareholder as of August 25, 2009 (the “Proxy Agreement”).

As a shareholder of 8.18% equity interests of Beijing Wowjoint Machinery Co., Ltd. (“Beijing Wowjoint”), the Shareholder hereby authorizes [*] (the “Representative”) to act as the representative of the Shareholder and exercise, according to the Articles of Associations of Beijing Wowjoint and the relevant laws, all voting rights and other rights as a shareholder of Beijing Wowjoint, including without limitation:

(13)	Attending the shareholders’ meetings of Beijing Wowjoint as a representative of the Shareholder;

(14)
Voting, as a representative of the Shareholder, on any matters to be discussed or decided by the shareholders’ meetings including but not limited to election, appointment, removal or replacement of the directors, supervisors and senior management of Beijing Wowjoint;

(15)	Deciding the transfer or otherwise disposal of the equity interests enjoyed by the Shareholder in Beijing Wowjoint;

(16)	Other voting rights as specified in the Articles of Association of Beijing Wowjoint or applicable laws.

The Shareholder hereby agrees and acknowledges that the Representative has full power and authority to exercise, at its own discretion, the rights entrusted under this Power of Attorney, and the Shareholder further undertakes to assume the obligations or liabilities arising from the exercise by the Representative of the rights entrusted under this Power of Attorney.

This Power of Attorney shall take effect as of the date of the execution and shall remain in effect during the term of the Proxy Agreement. This Power of Attorney is executed in English.

Name of Shareholder: Liu Yasheng

Signature:	/s/ Liu Yasheng

Date:

Power of Attorney

The undersigned individual (the “Shareholder”) hereby issues this Power of Attorney in accordance with the Voting Rights Proxy Agreement entered into by and among Beijing Xin Fu Industry Consultancy Co., Ltd., [*], [*], and the Shareholder as of August 25, 2009 (the “Proxy Agreement”).

As a shareholder of 37.78% equity interests of Beijing Wowjoint Machinery Co., Ltd. (“Beijing Wowjoint”), the Shareholder hereby authorizes [*] (the “Representative”) to act as the representative of the Shareholder and exercise, according to the Articles of Associations of Beijing Wowjoint and the relevant laws, all voting rights and other rights as a shareholder of Beijing Wowjoint, including without limitation:

(17)	Attending the shareholders’ meetings of Beijing Wowjoint as a representative of the Shareholder;

(18)
Voting, as a representative of the Shareholder, on any matters to be discussed or decided by the shareholders’ meetings including but not limited to election, appointment, removal or replacement of the directors, supervisors and senior management of Beijing Wowjoint;

(19)	Deciding the transfer or otherwise disposal of the equity interests enjoyed by the Shareholder in Beijing Wowjoint;

(20)	Other voting rights as specified in the Articles of Association of Beijing Wowjoint or applicable laws.

The Shareholder hereby agrees and acknowledges that the Representative has full power and authority to exercise, at its own discretion, the rights entrusted under this Power of Attorney, and the Shareholder further undertakes to assume the obligations or liabilities arising from the exercise by the Representative of the rights entrusted under this Power of Attorney.

This Power of Attorney shall take effect as of the date of the execution and shall remain in effect during the term of the Proxy Agreement. This Power of Attorney is executed in English.

Name of Shareholder: Liu Yabin

Signature:	/s/ Liu Yabin

Date:

Power of Attorney

The undersigned individual (the “Shareholder”) hereby issues this Power of Attorney in accordance with the Voting Rights Proxy Agreement entered into by and among Beijing Xin Fu Industry Consultancy Co., Ltd., [*], [*], and the Shareholder as of August 25, 2009 (the “Proxy Agreement”).

As a shareholder of 4.09% equity interests of Beijing Wowjoint Machinery Co., Ltd. (“Beijing Wowjoint”), the Shareholder hereby authorizes [*] (the “Representative”) to act as the representative of the Shareholder and exercise, according to the Articles of Associations of Beijing Wowjoint and the relevant laws, all voting rights and other rights as a shareholder of Beijing Wowjoint, including without limitation:

(21)	Attending the shareholders’ meetings of Beijing Wowjoint as a representative of the Shareholder;

(22)
Voting, as a representative of the Shareholder, on any matters to be discussed or decided by the shareholders’ meetings including but not limited to election, appointment, removal or replacement of the directors, supervisors and senior management of Beijing Wowjoint;

(23)	Deciding the transfer or otherwise disposal of the equity interests enjoyed by the Shareholder in Beijing Wowjoint;

(24)	Other voting rights as specified in the Articles of Association of Beijing Wowjoint or applicable laws.

The Shareholder hereby agrees and acknowledges that the Representative has full power and authority to exercise, at its own discretion, the rights entrusted under this Power of Attorney, and the Shareholder further undertakes to assume the obligations or liabilities arising from the exercise by the Representative of the rights entrusted under this Power of Attorney.

This Power of Attorney shall take effect as of the date of the execution and shall remain in effect during the term of the Proxy Agreement. This Power of Attorney is executed in English.

Name of Shareholder: Liu Liguo

Signature:	/s/ Liu Liguo

Date:

Power of Attorney

The undersigned individual (the “Shareholder”) hereby issues this Power of Attorney in accordance with the Voting Rights Proxy Agreement entered into by and among Beijing Xin Fu Industry Consultancy Co., Ltd., [*], [*], and the Shareholder as of August 25, 2009 (the “Proxy Agreement”).

As a shareholder of 0.7% equity interests of Beijing Wowjoint Machinery Co., Ltd. (“Beijing Wowjoint”), the Shareholder hereby authorizes [*] (the “Representative”) to act as the representative of the Shareholder and exercise, according to the Articles of Associations of Beijing Wowjoint and the relevant laws, all voting rights and other rights as a shareholder of Beijing Wowjoint, including without limitation:

(25)	Attending the shareholders’ meetings of Beijing Wowjoint as a representative of the Shareholder;

(26)
Voting, as a representative of the Shareholder, on any matters to be discussed or decided by the shareholders’ meetings including but not limited to election, appointment, removal or replacement of the directors, supervisors and senior management of Beijing Wowjoint;

(27)	Deciding the transfer or otherwise disposal of the equity interests enjoyed by the Shareholder in Beijing Wowjoint;

(28)	Other voting rights as specified in the Articles of Association of Beijing Wowjoint or applicable laws.

The Shareholder hereby agrees and acknowledges that the Representative has full power and authority to exercise, at its own discretion, the rights entrusted under this Power of Attorney, and the Shareholder further undertakes to assume the obligations or liabilities arising from the exercise by the Representative of the rights entrusted under this Power of Attorney.

This Power of Attorney shall take effect as of the date of the execution and shall remain in effect during the term of the Proxy Agreement. This Power of Attorney is executed in English.

Name of Shareholder: Li Anning

Signature:	/s/ Li Anning

Date:

Power of Attorney

The undersigned individual (the “Shareholder”) hereby issues this Power of Attorney in accordance with the Voting Rights Proxy Agreement entered into by and among Beijing Xin Fu Industry Consultancy Co., Ltd., [*], [*], and the Shareholder as of August 25, 2009 (the “Proxy Agreement”).

As a shareholder of 9% equity interests of Beijing Wowjoint Machinery Co., Ltd. (“Beijing Wowjoint”), the Shareholder hereby authorizes [*] (the “Representative”) to act as the representative of the Shareholder and exercise, according to the Articles of Associations of Beijing Wowjoint and the relevant laws, all voting rights and other rights as a shareholder of Beijing Wowjoint, including without limitation:

(29)	Attending the shareholders’ meetings of Beijing Wowjoint as a representative of the Shareholder;

(30)
Voting, as a representative of the Shareholder, on any matters to be discussed or decided by the shareholders’ meetings including but not limited to election, appointment, removal or replacement of the directors, supervisors and senior management of Beijing Wowjoint;

(31)	Deciding the transfer or otherwise disposal of the equity interests enjoyed by the Shareholder in Beijing Wowjoint;

(32)	Other voting rights as specified in the Articles of Association of Beijing Wowjoint or applicable laws.

The Shareholder hereby agrees and acknowledges that the Representative has full power and authority to exercise, at its own discretion, the rights entrusted under this Power of Attorney, and the Shareholder further undertakes to assume the obligations or liabilities arising from the exercise by the Representative of the rights entrusted under this Power of Attorney.

This Power of Attorney shall take effect as of the date of the execution and shall remain in effect during the term of the Proxy Agreement. This Power of Attorney is executed in English.

Name of Shareholder: Ding Ting

Signature:	/s/ Ding Ting

Date: